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                                                          Exhibit 16


                       [Deloitte & Touche LLP Letterhead]




March 17, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of U.S. Industries, Inc. dated May 1, 1995. We have no basis to agree or disagree with other statements of the registrant contained in Item 4(b) therein.

Yours truly,


/s/ Deloitte & Touche LLP



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